SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. [ ])

[xx] Filed by Registrant

[  ] Filed by a Party other than the Registrant

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)2))

[xx] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                        Citizens Financial Services, Inc.
                 (Name of Registrant as Specified in Its Charter)

                       -----------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[xx] No filing fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price of other underlying value of transaction computed purusant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule previously. Identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                 CITIZENS FINANCIAL SERVICES, INC.

                   -----------------------------

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON APRIL 20, 1999

                    -----------------------------



TO THE SHAREHOLDERS OF CITIZENS FINANCIAL SERVICES, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of CITIZENS FINANCIAL SERVICES, INC. (the "Corporation") will be held at 12:00 p.m., prevailing time, on Tuesday, April 20, 1999 at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania, 16901, for the following purposes:

     1. To elect five (5) Class 1 Directors to serve for a three-year term and until their successors are elected and qualified.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

In accordance with the Bylaws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 10, 1999 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1998 is enclosed with this Notice. Copies of the Corporation's Annual Report for the 1997 fiscal year may be obtained at no cost by contacting Richard E. Wilber, President, 15 South Main Street, Mansfield, Pennsylvania 16933, telephone: 800-326-9486.

You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                                   By Order of the Board of Directors,

                                   /s/ Richard E. Wilber

                                   Richard E. Wilber, President

March 17, 1999

                        CITIZENS FINANCIAL SERVICES,INC.

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD ON APRIL 20, 1999


                                     GENERAL

Introduction, Date, Time and Place of Annual Meeting
----------------------------------------------------

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Citizens Financial Services, Inc. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held at 12:00 p.m., prevailing time, on Tuesday, April 20, 1999 at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania 16901.

The principal executive office of the Corporation is located at First Citizens National Bank (the "Bank"), 15 South Main Street, Mansfield, Pennsylvania 16933. The telephone numbers for the Corporation are 717-662-2121 or 800-326-9486. All inquiries should be directed to Richard E. Wilber, President and Chief Executive Officer of the Corporation.

Solicitation and Voting of Proxies
----------------------------------

This Proxy Statement and the enclosed form of the proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 17, 1999.

Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for Class 1 Director named below to serve for a three-year term and until their successors are elected and qualified, and FOR the transaction of such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mail, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone, telegraph and by telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefore, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy
---------------------

A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only (1) by giving written notice of revocation to Terry B. Osborne, Secretary of Citizens Financial Services, Inc., at 15 South Main Street, Mansfield, Pennsylvania 16933, (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Page -1-

Voting Securities, Record Date and Quorum
-----------------------------------------

At the close of business on March 10, 1999, the Corporation had outstanding 2,773,434 shares of common stock, par value $1.00 per share, the only authorized class of stock (the "Common Stock").

Only holders of Common Stock of record at the close of business on March 10, 1999 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matters as to which the broker withheld authority.

Assuming the presence of a quorum, the five (5) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.


               PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners
----------------

The following table sets forth, as of March 5, 1999, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Corporation's outstanding Common Stock so owned.




                                                         Percent of Outstanding
                                 Number of Shares               Common Stock
Name and Address                Beneficially Owned (1)        Beneficially Owned
----------------                ----------------------   ----------------------

R. Lowell Coolidge
Post Office Box 41                   139,842                      5.04%
Wellsboro, Pennsylvania 16901


(1) The securities "Beneficially Owned" by an individual are determined in accordance with the definitions of "Beneficial Ownership" set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 5, 1999. Beneficial ownership may be disclaimed as to certain of the securities.

Page -2-

Beneficial Ownership by Officers, Directors and Nominees
--------------------------------------------------------

The following table sets forth as of March 5, 1999, the amount and percentage of the Common Stock beneficially owned by each director, each nominee and all executive officers and directors of the Corporation and Bank as a group. This information is furnished by the directors and the Corporation.

    Name of Beneficial             Amount and Nature of
            Owner                Beneficial Ownership (1)      Percent of Class
    -------------------          ------------------------      ----------------

            CURRENT CLASS 1 DIRECTORS WHOSE TERM EXPIRES IN 1999 AND NOMINEES FOR CLASS 1 DIRECTOR WHOSE TERM EXPIRES IN 2002

Carol J. Tama                            69,745                      2.51%
R. Lowell Coolidge                      139,842  (2)                 5.04%
John M. Thomas, M.D.                     45,906  (3)                 1.66%
Larry J. Croft                           26,708  (4)                  .96%
Richard E. Wilber                         8,248  (5)                  .30%

            CURRENT CLASS 3 DIRECTORS WHOSE TERM EXPIRES IN 2000

Bruce L. Adams                            4,289  (6)                  .15%
William D. Van Etten                      5,797  (7)                  .21%

            CURRENT CLASS 2 DIRECTORS WHOSE TERM EXPIRES IN 2001

John E. Novak                             3,306  (8)                  .12%
Rudolph J. van der Hiel                  17,139  (9)                  .62%
Mark L. Dalton                              875                       .03%

All Nominees, Directors and
Executive Officers as a Group
 - 14 persons                           324,137                     11.69%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "Beneficial Ownership" set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 5, 1999. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Mr. Coolidge holds 111,573 shares individually, 28,269 shares are held by his spouse.

(3) Dr. Thomas holds 45,393 shares individually, 513 shares are held by his spouse.

(4) Mr. Croft holds 16,896 shares individually, 9,283 shares jointly with his spouse, 529 shares are held by his spouse.

(5) Mr. Wilber holds 6,544 shares individually, 700 shares are held jointly with Denise Wilber, 628 shares are held by Denise Wilber, 376 shares are held by Denise Wilber as custodian for Mr. Wilber's children.

(6) Mr. Adams holds 3,995 shares individually, 294 shares jointly with his spouse.

(7) Mr. Van Etten holds 4,917 shares individually, 880 shares are held jointly with his spouse.

(8) Mr. Novak holds 3,220 shares individually, 86 shares are held by his spouse.

Page -3-

(9) Mr. van der Hiel holds 15,661 shares individually, 22 shares are held jointly with his spouse, 1,456 shares are held by his spouse.

                                 ELECTION OF DIRECTORS

The Articles of Incorporation provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The number of Directors is currently set at ten (10). The Articles further provide that the Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2 and Class 3. The Class 1 Directors elected at this Annual Meeting will serve for a three (3) year term. The Class 3 and 2 Directors at this Annual Meeting will continue to serve for one and two years, respectively, in order to complete their three year terms.

It is intended that the Proxies solicited hereunder will be voted FOR (unless otherwise directed) the five (5) nominees named below. The Corporation does not contemplate that any nominee will be unable to serve as Director for any reason. Each nominee has agreed to serve if elected. However, in the event one or more of the nominees should be unable to stand for election, the vote will be cast for the remaining nominees in accordance with the best judgement of the Board of Directors.

There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the Directors in the class to be elected.

                          INFORMATION AS TO NOMINEES AND DIRECTORS

The following table contains certain information with respect to the Corporation's Directors and nominees for Class 1 Director. The date appearing in parenthesis opposite each Director's name in the "Director Since" column represents the year in which each individual became a Director of the Bank, or any predecessor institution acquired by the Bank. Each nominee presently serves as a Director of the Bank, as well as a Director of the Corporation. All Directors have been engaged in the principal occupation indicated for five years or more.

Page -4-

                                  Principal Occupation
                                 for Past Five Years
                                 and Position Held with the       Director Since
   Name               Age        Corporation and the Bank       Corporation/Bank
   ----               ---        --------------------------     ----------------

                CURRENT CLASS 1 DIRECTORS WHOSE TERM EXPIRES IN 1999
            AND NOMINEES FOR CLASS 1 DIRECTOR WHOSE TERM EXPIRES IN 2002

Carol J. Tama         58     President of Monaghan Transportation       1986
                             Company                                   (1984)

R. Lowell Coolidge    58     Attorney-at-Law with the firm of           1984
                             Walrath and Coolidge                      (1984)

Richard E. Wilber     50     President of Citizens Financial            1984
                             Services, Inc. and First                  (1983)
                             Citizens National Bank

John M. Thomas, M.D.  65     Retired Executive Chairman of Guthrie      1990
                             Healthcare System; President of           (1985)
                             Chemung Spring Water Company

Larry J. Croft        63     Owner of Croft Ford, Inc.                  1990
                                                                       (1969)

                  CURRENT CLASS 3 DIRECTORS WHOSE TERM EXPIRES IN 2000

Bruce L. Adams        62     Past President of Bru-Cel Distributing     1991
                             Co., Inc.                                 (1991)

William D.            65     Dairy Farmer                               1984
 Van Etten                                                             (1978)

                   CURRENT CLASS 2 DIRECTORS WHOSE TERM EXPIRES IN 2001

John E. Novak         62     Retired School Administrator with          1984
                             Southern Tioga School District;           (1976)
                             since 1993 has supervised Student
                             Teachers at Elmira College

Rudolph J. van        59     Attorney-at-Law with the Law Offices       1984
  der Hiel                   of van der Hiel & Chappell;               (1975)
                             Vicar at St. James Episcopal Church,
                             Mansfield and Trinity Episcopal Church,
                             Wellsboro

Mark L. Dalton        44     Principal owner of Robert E. Dalton        1998
                             General Insurance                         (1997)

Page -5-

                          THE BOARD OF DIRECTORS AND ITS COMMITTEES

During 1998, there were eight (8) regular meetings of the Board of Directors of the Corporation and twenty four (24) regular meetings of the Board of Directors of the Bank. Each of the Directors attended at least seventy-five percent of the combined total number of meetings of the Corporation's and the Bank's Board of Directors.

There is no family relationship, by blood, marriage, or adoption, between any of the Directors and any other Director, Officer, or full-time Employee, of the Corporation or of the Bank.

To the best knowledge of the management of the Corporation and the Bank, none of the Directors are involved in any legal action in his/her individual capacity that is material to an evaluation of his/her ability or integrity to act as a Director.

The Corporation has no standing audit committee or nominating committee of the Board of Directors. Matters within the jurisdiction of these committees are considered by the Board of Directors of the Bank.

                              NOMINATIONS FOR DIRECTORS

Nominations for Directors, other than those made by or on behalf of the existing Board of Directors, to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the date of the meeting. Such nominations must be in accordance with
Section 202 of the Corporation's Bylaws and contain the information specified therein.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than five percent (5%) of the registered class of the Corporation's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than five percent (5%) shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1998, through December 31, 1998, its officers, directors and five percent (5%) shareholders were in compliance with all applicable filing requirements.

Page -6-

                                  EXECUTIVE COMPENSATION

Information concerning the annual compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1998, 1997 and 1996 of those persons who were, as of December 31, 1998, (i) the Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Corporation to the extent that such persons' total annual salary and bonus exceeded $100,000 is set forth below.

Summary Compensation Table
--------------------------

                                                         Long Term Compensation

                              Annual Compensation               Awards               Payouts   All Other
                                                                                               Compensation
Name and                                                 Restricted   Securities
Principal          Year                                   Stock       Underlying     LTIP
Position                  Salary   Bonus   Other Annual   Award(s)    Options/SARs   Payouts
                           ($)      ($)    Compensation    ($)            (#)          ($)
                           (1)                 ($)


Richard E. Wilber  1998  $145,506  $7,304       None       None         None           None         $9,032
 President & CEO   1997  $127,543  $9,583                                                          $10,930
                   1996  $127,582  $8,028                                                          $10,730

(1) The "Salary" column includes fees paid to Mr. Wilber as a director of the Corporation and of the Bank totaling $10,606, $10,130 and $8,930 for years 1998, 1997 and 1996, respectively.

(2) Includes $7,304, $9,583 and $8,028 for tax deferred profit sharing contribution paid by the Bank in the respective years of 1998, 1997 and 1996.

Includes $1,728, $1,146 and $1,016 for imputed income on life insurance in the respective years of 1998, 1997 and 1996.

Includes $201 and $1,686 for taxable spousal/family expenses in the respective years of 1997 and 1996. There was no monies paid out for 1998.

Employment Contract
-------------------

On April 16, 1996, the Corporation and Mr. Richard E. Wilber, President of the Corporation and of the Bank, entered into an employment agreement (the "Agreement"). The employment agreement sets forth the benefits to which Mr. Wilber is entitled in the event of termination of Mr. Wilber's employment. If Mr. Wilber's employment is terminated without "Cause" (as defined in the Agreement), Mr. Wilber becomes entitled to severance benefits under the Agreement. Depending upon the reason for Mr. Wilber's termination (as "termination" is defined in the Agreement), Mr. Wilber would receive a lump-sum payment in cash and be entitled to remain a participant in any health and accident, disability and life insurance plan of the Corporation or of the Bank, in which he was a participant on his date of termination. If such participation violates provisions of any such plan or policy, then the Corporation would pay Mr. Wilber, on a monthly basis, a sum equal to the premiums that the Corporation would have paid on his behalf. The Agreement provides that Mr. Wilber will be entitled to only those pension and profit sharing benefits that have accrued prior to his termination.

Retirement Plan
---------------

The Bank has a noncontributory defined benefit pension plan (the "Plan") for all employees meeting certain age and length of service requirements. Benefits are based primarily on years of service and the average annual compensation during the highest five consecutive years within the final ten years of employment. The Bank's funding policy is

Page -7-
consistent with the funding requirements of Federal law and regulations. The First Citizens National Bank Trust and Investment Services Department is trustee of the pension plan.

The following table sets forth the estimated annual benefits payable on retirement at age 65 by a participating employee, assuming final average earnings as shown. This table reflects the benefit available through the pension plan exclusive of social security. Because of funding limitations by the Internal Revenue Service, no contributions were allowed in 1998 and 1997. Such funding limitations did not apply in 1996 and the Bank contributed the maximum allowed of $116,011.

Average Annual                Annual Pension Benefits Upon Retirement
   Earnings                       with Years of Service Indicated
--------------                ----------------------------------------

                             10            20           30           40
                             ---           ---          ---          ---
 $60,000                    9,665        19,331       28,996       28,996
 $80,000                   13,665        27,331       40,996       40,996
$100,000                   17,665        35,331       52,996       52,996
$120,000                   21,665        43,331       64,996       64,996
$140,000                   25,665        51,331       76,996       76,996
$160,000                   29,665        59,331       88,996       88,996
$180,000                   29,665        59,331       88,996       88,996

Richard E. Wilber, President and Chief Executive Officer of the Corporation, has 17 years of credited service to the Corporation and Bank. Average salary upon which benefits would be calculated at December 31, 1998 is $134,253.

Profit Sharing Plan
-------------------

The Bank has a profit-sharing plan, covering substantially all employees, which provides tax deferred salary savings to plan participants.
Contributions to the profit-sharing plan are allocated to participants based upon a percentage of their compensation. The total amount of the profit-sharing contribution is determined by the Board of Directors annually on a discretionary basis. Total contributions for 1998, 1997 and 1996 were $128,066, $186,705 and $130,820, respectively. As reported in the Summary Compensation Table, the contributions paid by the Bank on behalf of Richard E. Wilber, President and Chief Executive Officer of the Corporation, were $ 7,304 in 1998, $9,583 in 1997 and $8,028 in 1996.

Compensation of Directors
-------------------------

Directors of the Corporation, except for the Chairman, receive a fee of $130 per meeting. Directors of the Bank, except for the Chairman, receive $515 per month plus fees of $100 per meeting, for attendance at various committee meetings. The Chairman receives a fixed annual sum of $13,000. Directors are permitted to defer their fees subject to provisions of the directors deferred compensation plan. The plan provides for the bank to distribute funds to a director whenever they are no longer a member of the board. In addition to these fees, each director is provided a $50,000 life insurance benefit. Once a director retires, insurance coverage continues but the benefit declines as the age of the retired director increases. In the aggregate, the Board of Directors received $103,261 for all Board of Directors meetings, of the Corporation, of the Bank and committee meetings attended, in 1998. Total premiums paid, in 1998, for life insurance on behalf of the current and retired directors was $1,859.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

Mr. Richard E. Wilber, President and Chief Executive Officer of the Corporation and of the Bank, is a member of the Human Resource Committee which makes recommendations on compensation policies and practices to the Board of Directors. Mr. Wilber does not participate in conducting his review nor does he vote on his annual compensation package.

Page -8-

Board of Directors Report on Executive Compensation
---------------------------------------------------

The Board of Directors of the Corporation is responsible for the governance of the Corporation and its subsidiary, First Citizens National Bank. In fulfilling its fiduciary duties, the Board of Directors engages competent persons who undertake to accomplish strategic goals and objectives with integrity and in a cost-effective manner.

The Human Resource Committee, comprised of the President and three outside directors (Directors Novak, Croft and Adams), makes recommendations on compensation policies and practices to the Board of Directors. The fundamental philosophy of the Corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. Compensation policies are designed to attract and motivate competent and dedicated individuals to enhance the Corporation's growth and profitability and the ultimate financial return to shareholders.

The compensation of the President and of the Executive Vice President is reviewed and approved in April of each year by the Board of Directors. As a basis for determining compensation, the Board of Directors examines information from a peer group of banks relative to performance and compensation. The peer group for overall bank performance analysis consists primarily of those contained within the Uniform Bank Performance Report prepared by the Office of the Comptroller of the Currency (banks with assets of $100 million to $300 million throughout the United States). The peer group for analysis of compensation paid to other bank holding company and banking institution executives is obtained primarily from L.R. Weber Associates, Inc. and Bank Administration Institute (such peer data is compiled on both a regional and asset size basis). These peer groups are different from the peer group utilized in the performance chart appearing below.

The Board of Directors does not deem Section 162(m) of the Internal Revenue Code ("IRC") to be applicable to the Corporation at this time. The Board of Directors intends to monitor the future application of Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section does become applicable it is the intent of the Board of Directors to amend the Corporation's and the Bank's compensation plans to preserve the deductibility of the compensation payable under such plans.

Compensation of the President/Executive Vice President
------------------------------------------------------

As mentioned previously, the Board of Directors evaluated the compensation of the President and the Executive Vice President in April 1998. Compensation increases were determined based on an analysis of the contribution of these individuals in achieving the Corporation's strategic goals and objectives. In determining whether strategic goals had been achieved, the Board of Directors considered, among numerous factors, the following: the Corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there was no direct correlation between any specific criterion and compensation of these executives, nor was there any specific weight provided to any such criteria.

The Board of Directors believes that the President's 1998 compensation of $134,901 is appropriate in light of the Corporation's 1998 accomplishments (a 2% increase in net income [when adjusting 1998 and 1997 for securities gains, extraordinary items and the arbitration award] and a 13% return on average equity, exclusive of the arbitration award, and a 6.4% increase in assets). In addition to this compensation, the President and Executive Vice President participate in the Bank's profit-sharing plan on the same basis as all other eligible employees.

                           HUMAN RESOURCE COMMITTEE

  Richard E. Wilber     John E. Novak      Larry J. Croft     Bruce L. Adams


Page -9-

                       SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly change in the cumulative total return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Index and selected peer groups for the period of five
(5) years commencing on January 1, 1993, and ended December 31, 1998. Shareholder return shown on the graph below is not necessarily indicative of future performance.

________________________________________________________________________________
[PERFORMANCE GRAPH OMITTED: Following is a description of the performance graph in tabular format.]

                         1993      1994      1995      1996      1997      1998
                         ----      ----      ----      ----      ----      ----

Peer Group Index        100.00    120.41    137.49    171.69    236.52    280.21

Citizens Financial      100.00    135.56     145.11   167.12    252.04    332.64
  Services, Inc.

S&P 500 Index           100.00     99.26     139.31   171.21    228.26    293.36
________________________________________________________________________________


NOTE: Peer group information appearing above includes the following companies:
CNB Financial Corporation, Citizens & Northern Corporation, Columbia Financial Corporation, Comm. Bancorp, Inc., Mid Penn Bancorp, Inc., Juniata Valley Financial Corp., Penseco Financial Services Corp., Penns Woods Bancorp, Inc., Pioneer American Holding Company, and Norwood Financial Corporation. Such financial institutions and bank holding companies were selected based on four criteria: total assets between $150 million and $650 million, market capitalization greater than $20 million; headquarters located in Pennsylvania; and not listed on NASDAQ national market.

Page -10-
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                                      CERTAIN TRANSACTIONS

Certain of the Corporation's Directors and Executive Officers and their associates are and have been customers of the Bank and have had transactions with the Bank in the ordinary course of business. In addition, certain Directors are and have been Directors and Officers of corporations which are customers of the Bank and have had transactions with the Bank in the ordinary course of business. All such transactions with these Directors and Officers of the Corporation and their associates referred to above were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time of such transactions. These transactions did not involve more than a normal risk of collectibility or present other unfavorable features.

During 1998, business and law firms of which Directors Rudolph J. van der Hiel and R. Lowell Coolidge were Officers and/or Partners rendered services or sold products to the Corporation and/or the Bank in the normal course of business. Directors Rudolph J. van der Hiel and R. Lowell Coolidge each received $8,383.58 and $9,884.57, respectfully, for all legal services rendered to the Corporation and/or Bank during 1998. Also during 1998, Dalton Insurance Agency was paid $97,635.00 in premiums for various insurance coverages for the Corporation and the Bank.

Total loans outstanding from the Corporation and the Bank at December 31, 1998, to the Corporation's and the Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of ten percent (10%) or more was $2,501,168, or approximately ten percent (10%) of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 1999, to the above described group was $2,787,369.

Principal Officers of Corporation
---------------------------------

The following table sets forth the selected information about the Executive Officers of the Corporation, as of March 5, 1999. Please refer to the footnotes below under the caption entitled "Principal Officers of First Citizens National Bank."

                                               Number of Shares    Age as of
Name and Position  Held Since  Employee Since  Beneficially Owned  March 5, 1999
-----------------------------------------------------------------------------

Richard E. Wilber    1984            1984             8,248            50
President

Terry B. Osborne     1984            1984               941   (2)      45
Secretary

Thomas C. Lyman      1988            1988                 9            53
Treasurer


Each of the above Executive Officers has served in these capacities for the past five years.

Page -11-

Principal Officers of First Citizens National Bank
--------------------------------------------------

The following table sets forth the selected information about the Executive Officers of First Citizens National Bank, subsidiary of the Corporation, as of March 5, 1999:

                                                  Number of Shares
                                                  Beneficially     Age as of
Name and Position     Held Since  Employee Since  Owned            March 5, 1999
-------------------------------------------------------------------------------

R. Lowell Coolidge        1984         (1)           139,842           58
Chairman of the Board

Richard E. Wilber         1983         1981            8,248           50
President

Terry B. Osborne          1991         1975              941 (2)       45
Executive Vice President

Thomas C. Lyman           1988         1988                9           53
Assistant Vice President
Finance/Control Division Manager

William W. Wilson         1991         1979              349 (3)       49
Vice President
Operations Division Manager

Cynthia T. Pazzaglia      1985         1983              983 (4)       40
Assistant Vice President
Administrative Services Division Manager

(1)  Is not an employee of First Citizens National Bank.
(2) Mr. Osborne holds 760 shares jointly with his spouse, 48 shares in his name alone, 133 shares held by his spouse.
(3)  Mr. Wilson holds 349 shares jointly with his spouse.
(4)  Mrs. Pazzaglia holds 983 shares jointly with her spouse.

Page -12-

                                    ANNUAL REPORT

A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1998, is enclosed with this Proxy Statement.

                              INDEPENDENT PUBLIC ACCOUNTANTS

S.R. Snodgrass, A.C. ("Snodgrass"), Certified Public Accountants, of Wexford, Pennsylvania, served as the Corporation's independent public accountants for its 1998 fiscal year. The Corporation has been advised by Snodgrass that none of its members has any financial interest in the Corporation. In addition to performing customary audit services, Snodgrass assisted the Corporation and the Bank with preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Boards of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the Corporation's and the Bank's Boards of Directors that there was no effect on the independence of the auditors. Snodgrass will serve as the Corporation's independent public accountants for its 1999 fiscal year. A representative of S.R. Snodgrass will be present at the Annual Meeting of Shareholders. The representative will have an opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.

                              SHAREHOLDER PROPOSALS

Securities and Exchange Commission Regulations permit shareholders to submit proposals for consideration at Annual Meetings of Shareholders. Any such proposals for the Corporation's Annual Meeting of Shareholders to be held in 2000, must be submitted to the President of Citizens Financial Services, Inc., at its principal office of 15 South Main Street, Mansfield, Pennsylvania 16933 on or before Wednesday, November 17, 1999, in order to be included in proxy materials relating to that Annual Meeting.

                                     OTHER MATTERS

The Board of Directors of the Corporation is not aware of any other matters to be presented for action other than described in the accompanying Notice of Annual Meeting of Shareholders, but if any other matters properly come before the Meeting, and any adjournments or postponements thereof, the holder(s) of any Proxy is (are) authorized to vote thereon in accordance with their best judgment.

                                ADDITIONAL INFORMATION

Upon written request of any shareholder, a copy of the Corporation's Annual Report on SEC Form 10-K for its fiscal year ended December 31, 1998, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, may be obtained without charge, from Thomas C. Lyman, Treasurer, Citizens Financial Services, Inc., 15 South Main Street, Mansfield, Pennsylvania 16933.

Next year's Annual Meeting is scheduled to be held on Tuesday, April 18, 2000.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Richard E. Wilber

                         Richard E. Wilber
                         President

Page -13

                            CITIZENS FINANCIAL SERVICES, INC.


                                         PROXY

               ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Terry B. Osborne and Jerald J. Rumsey and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Citizens Financial Services, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania 16901, on Tuesday, April 20, 1999 at 12:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.  ELECTION OF CLASS 1 DIRECTORS TO SERVE FOR A THREE-YEAR TERM

     Carol J. Tama, R. Lowell Coolidge, Richard E. Wilber, John M. Thomas, M.D., and Larry J. Croft

     ---       For all nominees               ---       WITHHOLD AUTHORITY
               listed above (except                     to vote for all nominees
               as marked to the                         listed above
               contrary below)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


         _________________________________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.


THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE.

                                         Dated:_______________________, 1999

                                            ________________________________

Number of Shares Held of Record
on March 10, 1999 Indicated Above           ________________________________
                                                   Signature(s)       (Seal)

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.